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Exhibit 10.29


                              COMMISSION AGREEMENT

         THIS COMMISSION AGREEMENT ("Agreement") is entered as of this 17th day of December, 2001, by and between e-MedSoft.com dba Med Diversified ("MED"), on the one part, and Societe Financiere du Seujet Limited and/or its designee ("SFSL") on the other part. MED and SFSL may hereinafter be collectively referred to as the "Parties".

         The Parties hereto hereby irrevocably and unconditionally agree to the following:

         1. As and for consideration to SFSL and its commission partners in connection with the US $40M funding (the "US$40M Funding") pursuant to the Short Form Convertible Debenture dated December 28, 2001 (a copy of which is attached hereto as Exhibit "A" and incorporated herein by reference), MED shall pay a cash commission in the amount of Six Hundred Eighty Thousand Dollars ($680,000) to SFSL and/or its designee (the "US$680,000 Cash Commission") via wire transfer to the account identified on Exhibit "B" attached hereto and incorporated herein by reference, to be received by SFSL on or before December 26th, 2001. MED hereby further agrees to issue and deliver through the law offices of Manatt Phelps, Los Angeles, California, and to a representative as directed by SFSL, the 2,000,000 free-trading shares of MED, as previously agreed to pursuant to the May 30, 2001 and November 28, 2001 agreements, which receipt for the original restricted share certificates was provided by MED to SFSL on December 17, 2001 (the "Free Trading Shares").

         2. MED hereby irrevocably and unconditionally agrees that it shall receive no cash proceeds unless and until SFSL has received all of the above mentioned consideration.

         3. This Agreement shall be binding upon the Parties hereto and their heirs, executors, successors and assigns.

         4. This Agreement may not be modified, amended, altered or supplemented except upon the execution of a written agreement, executed by each of the Parties hereto.

         5. If any provision of this Agreement is held to be invalid, void or unenforceable as a matter of law, the remaining provisions hereof shall nevertheless continue in full force and effect.


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         6.       This Agreement shall be governed by and construed in
                  accordance with Swiss laws.

         7. This Agreement may be executed in separate counterparts, by original and/or facsimile copy, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

ACKNOWLEDGED, AGREED TO AND ACCEPTED THIS 17th DAY OF DEC., 2001.

SOCIETE FINANCIERE                   E-MEDSOFT.COM DBA
DU SEUJET LIMITED                    MED DIVERSIFIED

By:                                  By:
    __________________________           __________________________________
    Riccardo Mortara                     Frank P. Magliochetti, Jr.
    Authorized Signatory                 Its President, Chief Executive Officer
                                         And Vice Chairman
                                         Authorized Signatory


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                                 EXHIBIT "A" TO
                              COMMISSION AGREEMENT

US $40M CONVERTIBLE DEBENTURE
TO BE ATTACHED
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                                 EXHIBIT "B" TO
                              COMMISSION AGREEMENT

WIRE INSTRUCTIONS FOR PAYMENT OF $680,000 CASH COMMISSION TO SFSL TO BE RECEIVED ON OR BEFORE DECEMBER 26th, 2001:

Northern Trust International Banking Corp. N.Y.

ABA No.:                            026001122
Favor:                              Sofipriv
Account No.:                        108258-20230
For further credit to:              Societe Financiere du Seujet Limited